EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2014, relating to the financial statements of Fleetmatics Group PLC, which appear in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission (No. 001-35678).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 6, 2014